UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2014

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2014, Graphic Packaging International, Inc. (“GPI”), a wholly-owned subsidiary of Graphic Packaging Holding Company, completed the issuance and sale of $250 million aggregate principal amount of its 4.875% senior notes due 2022 (the “Senior Notes”) in a previously announced registered public offering.

Indenture

The Senior Notes were issued pursuant to the Indenture, dated as of November 6, 2014 (the “Base Indenture”), and the First Supplemental Indenture dated November 6, 2014 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), by and among GPI, the guarantors listed therein and U.S. Bank National Association, as Trustee. The Indenture provides that interest on the Senior Notes is payable semiannually in cash on May 15 and November 15 of each year, and the Senior Notes mature on November 15, 2022.

Under the Indenture, GPI has the right to redeem the Senior Notes, in whole or in part, prior to August 15, 2022 at 100% of their principal amount, plus accrued interest to the redemption date, plus the Applicable Premium as defined in the Indenture. At any time on or after August 15, 2022, the Company has the right to redeem the Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or prior to November 15, 2017, GPI has the right to redeem up to 35% of the aggregate principal amount of outstanding Senior Notes with the proceeds from sales of certain kinds of capital stock at a redemption price equal to 104.875% of their principal amount, plus accrued interest to the redemption date. GPI may make such redemption only if, after any such redemption, at least 65% of the aggregate principal amount of Senior Notes originally issued under the Indenture (including any additional Senior Notes) remains outstanding.

The Indenture contains certain covenants that, among other things, limit GPI’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, redeem stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate, and enter into transactions with GPI’s affiliates. Such covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Senior Notes, failure to make payments of interest on the Senior Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency.

An event of default under the Indenture will allow the Trustee or the holders of at least a majority in principal amount of the then outstanding Senior Notes to declare the principal of and accrued but unpaid interest on all Senior Notes due and payable, or in the case of events of default involving bankruptcy, insolvency or reorganization of GPI, such principal and accrued interest on all Senior Notes will become immediately due and payable without action from the trustee or any holder

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Supplemental Indenture, which are attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the caption “Indenture” in Item 1.01 above is incorporated by reference into this Item 2.03.

The Company is filing this Current Report on Form 8-K to file with the Securities and Exchange Commission certain items related to the offering of the Senior Notes that are to be incorporated by reference into its Registration Statement on Form S-3 (Registration No. 333-197680).

Item 9.01. Financial Statements and Exhibits.

4.1	Indenture, dated as of November 6, 2014, by and among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture, dated as of November 6, 2014, by and among Graphic Packaging International, Inc., the guarantors named therein and U.S. Bank National Association, as trustee.

5.1	Opinion of Alston & Bird LLP

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: November 6, 2014		Senior Vice President, General Counsel and Secretary